EXHIBIT 15.3

ACKNOWLEDGEMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Partners of Icahn Enterprises L.P.

We are aware of the use of our report dated October 27, 2011, relating to the September 30, 2011 unaudited consolidated interim financial statements of Federal-Mogul Corporation, in the financial statements of Icahn Enterprises Holdings L.P. that are included in this Amendment No. 1 to the Registration Statement on Form S-4 and related Prospectus of Icahn Enterprises L.P. for the registration of senior notes.

/s/ Ernst & Young LLP

Detroit, Michigan
February 6, 2012